UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  November 16, 2010
(Date of earliest event reported)

VITACOST.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34468	37-1333024
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5400 Broken Sound Blvd. NW – Suite 500
Boca Raton, Florida 33487-3521

(Address of Principal Executive Offices)

(561) 982-4180

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 16, 2010, Vitacost.com, Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) indicating that the Company is not in compliance with Listing Rule 5250(c)(1) because the Company has not timely filed its Form 10-Q for the quarter ended September 30, 2010 (the “Filing”).

According to the NASDAQ letter, under NASDAQ Rules, the Company has 60 calendar days to submit a plan to regain compliance, and if such plan is accepted by NASDAQ, the Company may be granted an exception of up to 180 calendar days from the November 15, 2010 due date of the Filing, or until May 16, 2011, to regain compliance.  The Company intends to submit to NASDAQ, on or prior to NASDAQ’s January 18, 2011 deadline, the Company’s required plan to regain compliance with NASDAQ’s listing requirements.

In accordance with NASDAQ Listing Rule 5810(b), on November 18, 2010, the Company issued a press release announcing that it had received the NASDAQ letter.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, issued by the Company dated November 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITACOST.COM, INC.
Dated: November 18, 2010	By:	/s/ Stephen E. Markert, Jr.
Stephen E. Markert, Jr.
Interim Chief Financial Officer

EXHIBIT INDEX

99.1           Press Release, issued by the Company dated November 18, 2010.